UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2010
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 22, 2010, BioMed Realty Trust, Inc. (the “Company”) amended its charter to increase the authorized number of shares of its stock from 165,000,000 shares to 215,000,000 shares, including an increase in the authorized number of shares of its common stock from 150,000,000 shares to 200,000,000 shares.
     The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles of Amendment, which is filed as Exhibit 3.1 to this current report and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On September 22, 2010, the Company issued a press release announcing its entry into a definitive agreement to acquire the Gateway Business Park and the Science Center at Oyster Point life science campuses in South San Francisco, California (the “South San Francisco Properties”). A copy of the press release is furnished as Exhibit 99.1 hereto.
     The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 8.01 Other Events.
South San Francisco Properties
     On September 21, 2010, the Company entered into a definitive agreement to acquire the South San Francisco Properties for an aggregate purchase price of approximately $298.0 million, including cash consideration of $290.3 million and the assumption of an interest rate swap liability that the Company estimated to be approximately $7.7 million at September 15, 2010, excluding closing costs. The Company expects to fund the purchase price with available cash, borrowings under its unsecured line of credit and/or the sale of additional equity or debt securities.
     The Science Center at Oyster Point is comprised of two recently constructed buildings with an aggregate of approximately 205,000 square feet of office and laboratory space. As of August 31, 2010, this property was 100% leased to Elan Corporation, plc (“Elan”) under triple net leases that expire in 2024 and 2025.
     The Gateway Business Park is a research and development park comprised of six buildings with an aggregate of approximately 284,000 square feet of office and laboratory space. As of August 31, 2010, this property was 100% leased under triple net leases with various terms primarily expiring in 2012 through 2014. Approximately 215,000 square feet of office and laboratory space is leased to Elan. Approximately 50,000 square feet is leased to Federal Express Corporation and approximately 19,000 square feet is leased to Genentech, Inc., a member of the Roche Group. As part of the acquisition, the Company is expected to assume a development agreement with the city of South San Francisco that would permit redevelopment of the Gateway Business Park to a total of approximately 1.23 million square feet of rentable space, representing a net increase of approximately 946,000 rentable square feet.
     In aggregate, the South San Francisco Properties represent approximately 489,000 square feet of rentable space, with development rights for an additional 946,000 square feet. Upon closing, the San Francisco Bay Area market would become the Company’s second largest market after Cambridge/Boston as measured by current annualized base rents. Elan is expected to become the Company’s fourth largest tenant on a pro forma basis, representing approximately 7.2% of current annualized base rents as of June 30, 2010. Current annualized base rent is the monthly contractual rent as of the current quarter end, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, annualized.
     The Company’s weighted average leased percentage of its consolidated current operating portfolio is also expected to increase on a pro forma basis to 89.6% as of June 30, 2010.
     The acquisition is subject to due diligence and other customary closing conditions, and the Company can offer no assurances that the acquisition will close on the terms described herein, or at all.
Exchangeable Senior Notes due 2030
     To date, the Company has excluded the effect of the assumed conversion of its $180 million 3.75% Exchangeable Senior Notes due 2030 (the “Notes due 2030”) from its calculation of reported funds from operations (“FFO”) per diluted share and guidance provided for 2010 FFO per diluted share. The closing share price of the Company’s common stock as of September 21, 2010 was $18.81 per share, which is above the exchange price of $18.16 per share of its common stock for the Notes due 2030. The Company estimates that if it assumes the full conversion of the Notes due 2030 in its calculations, it would reduce FFO per diluted share in past and future quarters by $0.01 per share per quarter. Prospectively, the Company expects to assume conversion of the Notes due 2030 in calculating FFO per diluted share when reporting results of operations.
Forward Looking Statements
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: the possibility that the acquisition of the South San Francisco Properties may not occur on the terms described herein, or at all; failure to manage effectively the Company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully, including the proposed acquisition of the South San Francisco Properties; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the Company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, including the acquisition and development of the South San Francisco Properties, and the ability to refinance indebtedness as it comes due; failure to maintain the Company’s investment grade credit ratings with the ratings agencies; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements:

Chamberlin Portfolio (Referred to as the South San Francisco Properties herein)
Report of Independent Auditor.

Combined Statements of Revenue and Certain Expenses for the six months ended June 30, 2010 (unaudited) and for the year ended December 31, 2009.

Notes to Statements of Revenues and Certain Expenses.

(b)	Pro forma financial information:
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010.

Unaudited Pro Forma Consolidated Statement of Income of BioMed Realty Trust, Inc. for the six months ended June 30, 2010.

Unaudited Pro Forma Consolidated Statement of Income of BioMed Realty Trust, Inc. for the year ended December 31, 2009.

Notes to Pro Forma Consolidated Balance Sheet and Statements of Income.
(d)	Exhibits:

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment of BioMed Realty Trust, Inc.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

99.1	Press release issued by BioMed Realty Trust, Inc. on September 22, 2010.

Independent Auditor’s Report
The Board of Directors
BioMed Realty Trust, Inc.:
We have audited the accompanying combined statement of revenue and certain expenses of the Chamberlin Portfolio (the Portfolio) for the year ended December 31, 2009. This combined statement is the responsibility of the management of BioMed Realty Trust, Inc. Our responsibility is to express an opinion on this combined statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.
The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, as described in note 1. The presentation is not intended to be a complete presentation of the Portfolio’s combined revenues and expenses.
In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in note 1 of the Chamberlin Portfolio for the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
San Diego, California
September 21, 2010

CHAMBERLIN PORTFOLIO
COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
(In thousands)

	Six Months
	Ended	Year Ended
	June 30, 2010	December 31, 2009
	(Unaudited)
Revenue:
Rental	$12,055	$18,484
Tenant recoveries	1,685	2,609
Other	8	20

Total revenue	13,748	21,113

Certain expenses:
Rental operations	1,057	1,627
Real estate taxes	628	982

Total certain expenses	1,685	2,609

Income from operations	12,063	18,504

(Loss)/gain on derivative instrument (Note 5)	(2,425)	129

Revenue in excess of certain expenses	$9,638	$18,633

See accompanying notes to statements of revenue and certain expenses.

CHAMBERLIN PORTFOLIO
NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
Six Months Ended June 30, 2010 (unaudited) and Year Ended December 31, 2009
(Tabular amounts in thousands)
(1) Basis of Presentation
     The accompanying combined statements of revenue and certain expenses of the Chamberlin Portfolio are comprised of eight properties at the Science Center at Oyster Point and Gateway Business Park in South San Francisco, California (the “Portfolio”). The Portfolio represents approximately 489,000 total rentable square feet of office and laboratory space. The eight properties are 100% leased to 3 tenants.
     The Portfolio is owned by Chamberlin Associates (Chamberlin) and certain of its affiliates. A wholly owned subsidiary of BioMed Realty Trust, Inc. plans to acquire the portfolio for approximately $298.0 million plus closing costs. The purchase price includes a cash payment of $290.3 million and the assumption of an estimated $7.7 million interest rate swap liability (see Note 5). The purchase is expected to be consummated during the fourth quarter of 2010. The accompanying combined statements of revenue and certain expenses include the accounts of the Portfolio except as listed below, and all significant intercompany amounts have been eliminated.
     The accompanying combined statements of revenue and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of one or more real estate properties which in aggregate are significant. The Portfolio is considered a group of related properties as the individual properties are under common control and management by the Seller and the acquisition of a single property in the Portfolio was conditional on the acquisition of the other properties. Therefore, a single combined statements of revenue and certain expenses is presented. The combined statement of revenue and certain expenses excludes the following expenses and, as a result, may not be reflective of the proposed future operations of the Portfolio:
•	Depreciation and amortization

•	Income taxes

•	Interest expense

•	Payroll and other costs not directly related to the proposed future operations of the Portfolio
     Management is not aware of any material factors relating to the Portfolio other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.
(2) Summary of Significant Accounting Policies and Practices
(a) Revenue Recognition
     Rental revenue is recognized on a straight-line basis over the term of the respective leases. The straight-line rent adjustment for minimum rents decreased base contractual rental revenue by $1.3 million and $2.5 million, respectively, for the six months ended June 30, 2010 and for the year ended December 31, 2009. Tenant reimbursements for real estate taxes, management fees (see Note 4) and common area maintenance costs are recognized in the period the expenses are incurred and billed to tenants pursuant to the corresponding lease agreements.
(b) Use of Estimates
     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting periods to prepare the combined statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

(c) Unaudited Interim Combined Statements
     The combined statements of revenue and certain expenses and associated footnote disclosures for the six months ended June 30, 2010 are unaudited. In the opinion of management, the statement and disclosures reflect all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.
(3) Minimum Future Lease Rentals
     Minimum rents to be received under non-cancelable lease agreements as of December 31, 2009, with terms ranging from one year to 14 years are as follows:

Year
2010	$26,628
2011	27,136
2012	27,038
2013	16,303
2014	15,764
Thereafter	126,485

$239,354

(4) Management fees
     Rental operations expense includes fees charged for property management services provided by Chamberlin to the properties in the amount of $422,000 and $656,000, respectively, for the six months ended June 30, 2010 and for the year ended December 31, 2009.
(5) Derivative instrument
     An interest rate swap liability with a fair-value of approximately $7.7 million as of September 15, 2010 will be assumed in conjunction with the acquisition of the portfolio. The related debt, previously hedged by this interest rate swap will not be assumed. Accordingly, the combined statements of revenue and certain expenses include a (loss)/gain on derivative instrument related to changes in the fair-value of the interest rate swap for the periods presented.
(6) Concentration of Credit Risk
     For the year ended December 31, 2009, one tenant, Elan Pharmaceuticals, Inc. accounted for approximately 91.4% of rental revenues.
(7) Subsequent Events
     The Company has evaluated subsequent events related to the Portfolio for recognition or disclosure through September 21, 2010, which is the date the combined statements of revenue and certain expenses was available to be issued and determined that there are no other items to disclose.

INDEX TO FINANCIAL STATEMENTS

Page
BioMed Realty Trust, Inc.:
Unaudited Pro Forma Consolidated Financial Statements:
Pro Forma Consolidated Balance Sheet as of June 30, 2010	F-6
Pro Forma Consolidated Statement of Income for the six months ended June 30, 2010	F-7
Pro Forma Consolidated Statement of Income for the year ended December 31, 2009	F-8
Notes to Pro Forma Consolidated Balance Sheet and Statements of Income	F-9

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
     The unaudited pro forma consolidated financial statements of BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), as of June 30, 2010, and for the six months ended June 30, 2010 and the year ended December 31, 2009, are presented as if the completed or probable acquisition of the following properties had occurred on June 30, 2010 for the pro forma consolidated balance sheet, and on January 1, 2009 for the unaudited pro forma consolidated statements of income:
•	The acquisition of 55 and 65 West Watkins for approximately $14.4 million, which occurred on February 23, 2010;

•	The acquisition of Gazelle Court for approximately $11.6 million, which occurred on March 30, 2010;

•	The acquisition of Medical Center Drive for approximately $53.0 million, which occurred on May 3, 2010;

•	The acquisition of 50 West Watkins for approximately $14.2 million, which occurred on May 7, 2010;

•	The acquisition of 4775 and 4785 Executive Drive for approximately $27.3 million, which occurred on July 15, 2010;

•	The acquisition of 3500 Paramount Parkway for approximately $17.5 million, which occurred on July 20, 2010;

•	The acquisition of 11838 Sorrento Valley Road for approximately $12.4 million, which occurred on September 10, 2010;

•	The acquisition of 4570 Executive Drive for approximately $63.5 million, which occurred on September 17, 2010;

•	The probable acquisition of the Chamberlin Portfolio for approximately $298.0 million including the assumption of an interest rate swap liability in the amount of $7.7 million, which is expected to close in the fourth quarter of 2010;

•	The probable acquisitions of 10240 Science Center Drive; and 11404 and 11408 Sorrento Valley Road and a nine-building business park located between Roselle Street and Flintkote Avenue in Sorrento Valley for an aggregate purchase price of $57.0 million and the assumption of $18.3 million of mortgage notes payable (including debt premium of $536,000), which are expected to close in the third or fourth quarter of 2010.
     The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated historical financial statements of the Company and the notes thereto, included in the Company’s Form 10-K for the year ended December 31, 2009, and its Form 10-Q for the quarterly period ended June 30, 2010 filed with the Securities and Exchange Commission.
     The pro forma consolidated financial statements do not purport to represent the Company’s financial position or the results of operations that would actually have occurred assuming the completion of the actual or proposed acquisitions, nor do they purport to project the Company’s financial position or results of operations as of any future date or any future period.

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2010
(Unaudited)
(In thousands)

		Chamberlin	Other	Pro Forma
		Portfolio	Subsequent	BioMed Realty
	June 30, 2010	Acquisition	Acquisitions	Trust, Inc.
		(A)	(B)
ASSETS
Investment in real estate, net	$3,075,150	$240,254	$162,233	$3,477,637
Investment in unconsolidated partnerships	59,459	—	—	59,459
Cash and cash equivalents	21,339	—	—	21,339
Restricted cash	11,547	—	—	11,547
Accounts receivable, net	2,859	—	—	2,859
Accrued straight-line rents, net	96,298	—	—	96,298
Acquired above-market leases, net	2,436	28,783	2,828	34,047
Deferred leasing costs, net	80,373	29,016	13,815	123,204
Deferred loan costs, net	12,825	—	—	12,825
Other assets	65,935	—	(18,378)	47,557

Total assets	$3,428,221	$298,053	$160,498	$3,886,772

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable, net	$664,867	$—	$18,255	$683,122
Secured term loan	—	—	—	—
Exchangeable senior notes due 2026, net	21,396	—	—	21,396
Exchangeable senior notes due 2030	180,000	—	—	180,000
Unsecured senior notes due 2020, net	247,475	—	—	247,475
Unsecured line of credit	170,500	290,300	141,661	602,461
Security deposits	10,352	—	—	10,352
Dividends and distributions payable	21,728	—	—	21,728
Accounts payable, accrued expenses, and other liabilities	50,720			50,720
Derivative instruments	6,631	7,700	—	14,331
Acquired lease obligations, net	9,039	53	582	9,674

Total liabilities	1,382,708	298,053	160,498	1,841,259

Equity:
Stockholders’ equity:
Preferred stock	222,413			222,413
Common stock	1,136	—	—	1,136
Additional paid-in capital	2,079,153	—	—	2,079,153
Accumulated other comprehensive loss	(77,049)	—	—	(77,049)
Dividends in excess of earnings	(190,010)	—	—	(190,010)

Total stockholders’ equity	2,035,643	—	—	2,035,643
Noncontrolling interests	9,870	—	—	9,870

Total equity	2,045,513	—	—	2,045,513

Total liabilities and stockholders’ equity	$3,428,221	$298,053	$160,498	$3,886,772

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Six Months Ended June 30, 2010
(Unaudited)
(In thousands, except per share data)

		First and
		Second				Pro Forma
		Quarter	Chamberlin	Other	Other	BioMed
		2010	Portfolio	Subsequent	Financing	Realty
	June 30, 2010	Acquisitions	Acquisition	Acquisitions	Transactions	Trust, Inc.
		(AA)	(BB)	(CC)	(DD)
Revenues:
Rental	$142,980	$1,714	$10,909	$5,829	$—	$161,432
Tenant recoveries	41,099	414	2,565	1,841	—	45,919
Other income	1,589	1	8	—	—	1,598

Total revenues	185,668	2,129	13,482	7,670	—	208,949

Expenses:
Rental operations	34,928	176	1,057	1,289	—	37,450
Real estate taxes	17,424	284	1,508	1,026	—	20,242
Depreciation and amortization	55,385	703	7,085	4,405	—	67,578
General and administrative	12,718	—	—	—	—	12,718
Acquisition related expenses	1,968	—	—	—	—	1,968

Total expenses	122,423	1,163	9,650	6,720	—	139,956

Income from operations	63,245	966	3,832	950	—	68,993
Equity in net loss of unconsolidated partnerships	(377)	—	—	—	—	(377)
Interest income	71	—	—	—	—	71
Interest expense	(43,131)	—	—	(414)	(3,024)	(46,569)
Loss on derivative instruments	(347)	—	(2,425)	—	—	(2,772)
Loss on extinguishment of debt	(2,265)	—	—	—	—	(2,265)

Net income	17,196	966	1,407	536	(3,024)	17,081
Net income attributable to noncontrolling interests	(216)	—	—	—	—	(216)

Net income attributable to Company	16,980	966	1,407	536	(3,024)	16,865

Preferred stock dividends	(8,481)	—	—	—	—	(8,481)

Net income available to common stockholders	$8,499	966	1,407	536	(3,024)	$8,384

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.08					$0.08

Weighted-average common shares outstanding:
Basic	104,000,339					104,000,339

Diluted	108,298,135					108,298,135

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2009
(Unaudited)
(In thousands, except per share data)

		First and
		Second				Pro Forma
		Quarter	Chamberlin	Other	Other	BioMed
	December 31,	2010	Portfolio	Subsequent	Financing	Realty
	2009	Acquisitions	Acquisition	Acquisitions	Transaction	Trust, Inc.
		(AA)	(BB)	(CC)	(DD)
Revenues:
Rental	$269,901	$6,864	$16,405	$10,417	$—	$303,587
Tenant recoveries	77,406	1,558	4,643	3,462	—	87,069
Other income	13,859	—	20	—	—	13,879

Total revenues	361,166	8,422	21,068	13,879	—	404,535

Expenses:
Rental operations	73,213	589	1,627	2,553	—	77,982
Real estate taxes	31,611	969	3,016	1,855	—	37,451
Depreciation and amortization	109,620	2,579	12,327	8,413	—	132,939
General and administrative	22,455	—	—	—	—	22,455
Acquisition related expenses	464	—	700	959	—	2,123

Total expenses	237,363	4,137	17,670	13,780	—	272,950

Income from operations	123,803	4,285	3,398	99	—	131,585
Equity in net loss of unconsolidated partnerships	(2,390)	—	—	—	—	(2,390)
Interest income	308	—	—	—	—	308
Interest expense	(64,998)	—	—	(828)	(6,479)	(72,305)
Gain on derivative instruments	203	—	129	—	—	332
Gain on extinguishment of debt	3,264	—	—	—	—	3,264

Net income	60,190	4,285	3,527	(729)	(6,479)	60,794
Net income attributable to noncontrolling interests	(1,468)	—	—	—	—	(1,468)

Net income attributable to Company	58,722	4,285	3,527	(729)	(6,479)	59,326

Preferred stock dividends	(16,963)	—	—	—	—	(16,963)

Net income available to common stockholders	41,759	4,285	3,527	(729)	(6,479)	42,363

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.45					$0.46

Weighted-average common shares outstanding:
Basic	91,011,123					91,011,123

Diluted	91,851,002					95,082,074

See accompanying notes to pro forma consolidated balance sheet and statements of income.

BIOMED REALTY TRUST, INC.
NOTES TO PRO FORMA CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF INCOME
(Unaudited)
(Tabular amounts in thousands)
1. Adjustments to the Pro Forma Consolidated Balance Sheet
Presentation
     The accompanying unaudited pro forma consolidated balance sheet of the Company reflects adjustments for completed and probable acquisitions as if they occurred on June 30, 2010:
•	The acquisition of 4775 and 4785 Executive Drive for $27.3 million, which occurred on July 15, 2010;

•	The acquisition of 3500 Paramount Parkway for $17.5 million, which occurred on July 20, 2010;

•	The acquisition of 11838 Sorrento Valley Road for $12.4 million, which occurred on September 10, 2010;

•	The acquisition of 4570 Executive Drive for $63.5 million, which occurred on September 17, 2010;

•	The probable acquisition of the Chamberlin Portfolio for approximately $298.0 million including the assumption of an interest rate swap liability in the amount of $7.7 million, excluding closing costs, which is expected to close in the fourth quarter of 2010 and expected to be funded by our unsecured line of credit.

•	The probable acquisitions of 10240 Science Center Drive; and 11404 and 11408 Sorrento Valley Road and a nine-building business park located between Roselle Street and Flintkote Avenue in Sorrento Valley for an aggregate purchase price of $57.0 million, which are expected to close in the third or fourth quarter of 2010. In addition to cash paid, consideration also included the assumption of $18.3 million of mortgage notes payable (including debt premium of $536,000);
     In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited pro forma consolidated balance sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions described above occurred on June 30, 2010, nor does it purport to represent the future financial position of the Company.

Adjustments
     The adjustments to the pro forma consolidated balance sheet as of June 30, 2010 are as follows:
     (A) Reflects the probable acquisition of the Chamberlin Portfolio from a third party that is expected to close in the fourth quarter of 2010 for approximately $298.0 million including the assumption of an interest rate swap liability in the amount of $7.7 million, excluding closing costs, funded by our unsecured line of credit:

Investment in real estate, net	$240,254
Intangible assets (1)	57,799
Intangible liabilities(2)	(53)
Derivative instrument(3)	(7,700)

Net assets acquired	$290,300

(1)	A portion of the purchase price has been allocated to identified intangible assets for above-market leases in the amount of $28.8 million, which is amortized to rental income over the remaining non-cancelable term of the leases, and the value of in-place leases and management fees in the amount of $29.0 million, which are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases.

(2)	A portion of the purchase price has been allocated to identified intangible assets for a below-market lease in the amount of $53,000, which is amortized to rental income over the remaining non-cancelable term of the lease.

(3)	Reflects an interest rate swap liability in the amount of $7.7 million, with changes to the fair-value of the derivative recorded to gain/(loss) on derivative instrument over the remaining term of the swap agreement.
     (B) Reflects the other subsequent acquisitions of 4775 and 4785 Executive Drive, which occurred on July 15, 2010, 3500 Paramount Parkway, which occurred on July 20, 2010, 11838 Sorrento Valley Road , which occurred on September 10, 2010, 4570 Executive Drive, which occurred on September 17, 2010, and the probable acquisitions of 10240 Science Center Drive; and 11404 and 11408 Sorrento Valley Road and a nine-building business park located between Roselle Street and Flintkote Avenue in Sorrento Valley for an aggregate purchase price of approximately $178.3 million, including the assumption of mortgage notes payable in the amount of $18.3 million (including $536,000 of debt premium) and a reduction of $18.4 million in other assets related to deposits paid for these acquisitions as of June 30, 2010:

Investment in real estate, net	$162,233
Intangible assets (1)	16,643
Acquired debt premium(2)	(536)
Intangible liabilities(3)	(582)

Net assets acquired	$177,758

(1)	A portion of the purchase price has been allocated to identified intangible assets for above-market leases in the amount of $2.8 million, which is amortized to rental income over the remaining non-cancelable term of the leases, and the value of in-place leases and management fees in the amount of $13.8 million which are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases.

(2)	Debt premiums are recorded upon assumption of mortgages at the time of acquisition to account for above-market interest rates. Amortization of this premium is recorded as a reduction to interest expense over the remaining term of the respective mortgage.

(3)	A portion of the purchase price has been allocated to an identified intangible liability for a below-market lease in the amount of $582,000, which is amortized to rental income over the remaining non-cancelable term of the lease.

2. Pro Forma Consolidated Statements of Income
     The adjustments to the pro forma consolidated statements of income for the six months ended June 30, 2010 and for the year ended December 31, 2009 are as follows:
     Adjustments (AA) through (DD) inclusive relate to the pro forma adjustments made to give effect to the acquired properties in accordance with Regulation S-X Rule 11-2 and Rule 3-14. Specifically, in accordance with Rule 3-14(a)(1) audited financial statements of properties acquired should exclude items not comparable to the proposed future operations of the properties including corporate expenses. Prior to the acquisition, the properties were either self-managed or managed by third party management companies. Following the acquisitions, the properties will continue to be managed internally by us or managed by third-party managers under new management contracts. For properties that will be managed internally by us and for properties that will be managed by third-parties, property management revenues and expenses are included in the historical financial statements of the acquired properties.

          (AA) Reflects the acquisitions of 55 and 65 West Watkins on February 23, 2010, Gazelle Court on March 30, 2010 (non operating as it was under development from the date of acquisition), Medical Center Drive on May 3, 2010, and 50 West Watkins on May 7, 2010 for an aggregate purchase price of approximately $93.2 million as if they occurred on January 1, 2009. The Medical Center Drive acquisition was a sale leaseback transaction and the related pro forma adjustments include the rental revenue, tenant recoveries, and rental operations expense directly attributable to the sale leaseback of the owner occupied property based on the leases entered into on May 3, 2010.

	For the Six Months Ended June 30, 2010
		Adjustments
		Resulting from
		Purchasing	Pro Forma
	Historical (1)	the Properties	Adjustment
Revenues:
Rental(2)	$512	$1,202	$1,714
Tenant recoveries	168	246	414
Other income	1	—	1

Total revenues	681	1,448	2,129

Expenses:
Rental operations	40	136	176
Real estate taxes	284	—	284
Depreciation and amortization(3)	—	703	703

Total expenses	324	839	1,163

Net income	$357	$609	$966

	For the Year Ended December 31, 2009
		Adjustments
		Resulting from
		Purchasing	Pro Forma
	Historical (1)	the Properties	Adjustment
Revenues:
Rental(2)	$1,911	$4,953	$6,864
Tenant recoveries	562	996	1,558

Total revenues	2,473	5,949	8,422

Expenses:
Rental operations	181	408	589
Real estate taxes	969	—	969
Depreciation and amortization(3)	—	2,579	2,579

Total expenses	1,150	2,987	4,137

Net income	$1,323	$2,962	$4,285

(1)	The historical financial information presented is the prior owners financial statements recorded on a cash basis.

(2)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above-market leases and straight line rent, which are being amortized over the remaining non-cancelable term of the respective leases.

(3)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below-market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

          (BB) Reflects the probable acquisition of the Chamberlin Portfolio from a third party that is expected to close in the fourth quarter of 2010 for a purchase price of approximately $298.0 million including the assumption of an interest rate swap liability in the amount of $7.7 million, excluding closing costs, which is expected to be funded by our unsecured line of credit, as if it closed on January 1, 2009:

	For the Six Months Ended June 30, 2010
	Historical	Adjustments
	Revenue and	Resulting from
	Certain	Purchasing	Pro Forma
	Expenses (1)	the Properties	Adjustment
Revenues:
Rental(2)	$12,055	$(1,146)	$10,909
Tenant recoveries(3)	1,685	880	2,565
Other income	8	—	8

Total revenues	13,748	(266)	13,482

Expenses:
Rental operations	1,057	—	1,057
Real estate taxes (4)	628	880	1,508
Depreciation and amortization(5)	—	7,085	7,085

Total expenses	1,685	7,965	9,650
Loss on derivative instrument	(2,425)	—	(2,425)

Net income (loss)	$9,638	$(8,231)	$1,407

	For the Year Ended December 31, 2009
	Historical	Adjustments
	Revenue and	Resulting from
	Certain	Purchasing	Pro Forma
	Expenses (1)	the Properties	Adjustment
Revenues:
Rental(2)	$18,484	$(2,079)	$16,405
Tenant recoveries(3)	2,609	2,034	4,643
Other income	20	—	20

Total revenues	21,113	(45)	21,068

Expenses:
Rental operations	1,627	—	1,627
Real estate taxes (4)	982	2,034	3,016
Depreciation and amortization(5)	—	12,327	12,327
Acquisition related expenses(6)	—	700	700

Total expenses	2,609	15,061	17,670
Gain on derivative instrument	129	—	129

Net income (loss)	$18,633	$(15,106)	$3,527

(1)	Historical combined statement of revenues and certain expenses reported in accordance with Rule 3-14 of Regulation S-X.

(2)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above and below-market leases, and straight line rents which are being amortized over the remaining non-cancelable term of the respective contracts.

(3)	The pro forma tenant recovery revenue adjustment is based upon amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(4)	The pro forma adjustment to real estate taxes expense relates to the increase in property taxes due to the acquisition of the property by the Company that may result in a reassessment by the taxing authorities based on the purchase price of the property.

(5)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(6)	The pro forma adjustment to acquisition related expenses is due to estimated costs incurred to acquire the property.
          (CC) Reflects the other subsequent acquisitions of 4775 and 4785 Executive Drive, which occurred on July 15, 2010, 3500 Paramount Parkway, which occurred on July 20, 2010, 11838 Sorrento Valley Road, which occurred on September 10, 2010, 4570 Executive Drive, which occurred on September 17, 2010, and the probable acquisitions of 10240 Science Center Drive; and 11404 and 11408 Sorrento Valley Road and a nine-building business park located between Roselle Street and Flintkote Avenue in Sorrento Valley for an aggregate purchase price of $178.3 million and includes the assumption of mortgage notes payable in the amount of $18.3 million (including $536,000 of debt premium):

	For the Six Months Ended June 30, 2010
		Adjustments
		Resulting from
		Purchasing	Pro Forma
	Historical (1)	the Properties	Adjustment
Revenues:
Rental(2)	$5,131	$698	$5,829
Tenant recoveries(3)	1,547	294	1,841

Total revenues	6,678	992	7,670

Expenses:
Rental operations	1,289	—	1,289
Real estate taxes(4)	550	476	1,026
Depreciation and amortization(5)	—	4,405	4,405

Total expenses	1,839	4,881	6,720

Income from operations	4,839	(3,889)	950
Interest expense(6)	(612)	198	(414)

Net income (loss)	$4,227	$(3,691)	$536

	For the Year Ended December 31, 2009
		Adjustments
		Resulting from
		Purchasing	Pro Forma
	Historical (1)	the Properties	Adjustment
Revenues:
Rental(2)	$8,919	$1,498	$10,417
Tenant recoveries(3)	2,903	559	3,462

Total revenues	11,822	2,057	13,879

Expenses:
Rental operations	2,553	—	2,553
Real estate taxes(4)	933	922	1,855
Depreciation and amortization(5)	—	8,413	8,413
Acquisition related expenses(7)	—	959	959

Total expenses	3,486	10,294	13,780

Income from operations	8,336	(8,237)	99
Interest expense(6)	(1,224)	396	(828)

Net income (loss)	$7,112	$(7,841)	$(729)

(1)	The historical financial information presented is the prior owners financial statements recorded on a cash basis.

(2)	The pro forma adjustment to rental revenue is directly attributable to the acquisition of the property and consists of amounts related to above and below-market leases and straight line rents, which are being amortized over the remaining non-cancelable term of the respective contracts.

(3)	The pro forma tenant recovery revenue adjustment is based upon amounts to be received from tenants related to the pro forma adjustment to real estate taxes expense.

(4)	The pro forma adjustment to real estate taxes expense relates to the increase in property taxes due to the acquisition of the property by the Company that may result in a reassessment by the taxing authorities based on the purchase price of the property.

(5)	The pro forma adjustment to depreciation and amortization is due to depreciation of the acquired buildings and improvements using the straight-line method and an estimated life of 40 years. In addition, the value of in-place leases (exclusive of the value of above and below-market leases) and the value of management agreements are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases and management agreements.

(6)	The pro forma adjustment to interest expense is due to the amortization of debt premium associated with the assumption of mortgage notes payable in the amount of $18.3 million that were recorded upon assumption of the mortgage notes to account for above-market interest rates. This adjustment reduces interest expense over the remaining terms of the respective mortgages using the effective interest method.

(7)	The pro forma adjustment to acquisition related expenses is due to estimated costs incurred to acquire the property.
          (DD)Reflects the interest expense as a result of debt incurred in connection with the acquisitions:

	Interest Rate			Interest Expense
		For the Six		For the Six
	Principal	Months Ended	For the Year Ended	Months Ended	For the Year Ended
	Amount	June 30, 2010	December 31, 2009	June 30, 2010	December 31, 2009
Unsecured line of credit	$431,961	1.4%	1.5%	$3,024	$6,479

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2010	BIOMED REALTY TRUST, INC.
	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment of BioMed Realty Trust, Inc.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

99.1	Press release issued by BioMed Realty Trust, Inc. on September 22, 2010.